Exhibit 4.3

Insert the following legend on each Note that is a Global Security: [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSURER.

M&T BANK CORPORATION

3.550% FIXED RATE SENIOR NOTES DUE 2023

No. [•]	$[•]
CUSIP No. 55261F AJ3
ISIN No. US55261FAJ30

M&T Bank Corporation, a New York corporation which is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended, and under Article III-A of the New York Banking Law (herein called the “Company”), which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] ($[•]) on July 26, 2023 (the “Security Maturity Date”), and to pay interest thereon from July 26, 2018 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 26 and July 26 in each year, commencing January 26, 2019 (each, an “Interest Payment Date”), at the rate of 3.550% per annum, until the principal hereof is paid or made available for payment.

Notwithstanding anything to the contrary in the Base Indenture (including Section 1.13 thereof): (a) in the event that an Interest Payment Date is not a Business Day, the Company will pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay; and (b) if the Security Maturity Date or earlier Redemption Date falls on a day that is not a

Business Day, the payment of principal and interest, if any, with respect to this Security will be made on the next day that is a Business Day, with the same force and effect as if made on such Security Maturity Date or Redemption Date, and without any interest or other payment with respect to the delay.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as and to the extent provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) preceding the related Interest Payment Date, except that interest payable on the Security Maturity Date or (subject to the exceptions described in Section 11.06(a) of the Base Indenture) any Redemption Date will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in the manner described in the Indenture, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security is a Security for purposes of the Indenture. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of The Bank of New York Mellon, as paying agent, maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of principal or interest may be made by wire transfer to an account designated by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, in each case in same-day funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: July 26, 2018

M&T BANK CORPORATION

By:
Name: Ayan DasGupta Title: Senior Vice President

Attested:

By:
Name: Marie King
Title: Group Vice President and Corporate Secretary

[Signature Page to Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: July 26, 2018

[Signature Page to Note]

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 24, 2007 (the “Base Indenture”), between the Company and The Bank of New York (now doing business as The Bank of New York Mellon), as Trustee, as supplemented by the Second Supplemental Indenture thereto, dated as of July 26, 2018 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Security, the Indenture shall govern. This Security is one of the series designated on the face hereof. All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security is not subject to redemption at any time prior to June 26, 2023. At any time on or after June 26, 2023, the Company may, at its option, upon not less than 10 or more than 60 days’ prior notice redeem all or a portion this Security at a Redemption Price equal to 100% of the principal amount of the Security to be redeemed, together with accrued and unpaid interest thereon to, but excluding, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture. The terms of the Indenture relating to Defeasance and Discharge will apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the Stated Maturities expressed herein.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.02 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.